Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations John Eldridge (206) 272-6571 j.eldridge@f5.com Public Relations Alane Moran (206) 272-6850 a.moran@f5.com
F5 Networks Announces Results for the First Quarter of Fiscal 2007
Growth in North America drives solid revenue gain
SEATTLE, WA—January 24, 2007—For the first quarter of fiscal 2007, F5 Networks announced revenue of $120.0 million, up 7 percent from $111.7 million in the prior quarter and 36 percent from $88.1 million in the first quarter of fiscal 2006. Net income was $22.4 million ($0.53 per diluted share), compared to $17.8 million ($0.43 per diluted share) in the prior quarter and $15.2 million ($0.37 per diluted share) in the first quarter a year ago.
According to F5 president and chief executive officer John McAdam, the company’s revenue growth during the quarter was driven primarily by strong enterprise sales in North America. “Including Central and South America, revenue for the Americas grew 13 percent sequentially and 39 percent year over year. Growth in Europe was solid while Asia-Pacific revenue was down slightly from the prior quarter. Japan revenue was also down sequentially, but was consistent with the seasonal pattern we’ve seen there during the past three years.
“In addition to solid growth in our core business, which accounted for 90% of total revenue, security and WAN optimization revenue grew sequentially. As FirePass and WANJet become available on TMOS at the end of fiscal 2007, we believe the integration of these products will add further impetus to sales of our core products,” McAdam said.
“With respect to our core products, I’m happy to report that we have completed beta testing of the BIG-IP 8800, equipped with TMOS-based BIG-IP version 9.4 software, and that it will be generally available this quarter. The 8800 platform allows customers to apply more value to applications as they flow across the network by delivering the fastest decision-per-second performance in the industry at the application layer — where it matters most.”
In comparison to the BIG-IP 8400, currently the performance leader in application delivery networking, the BIG-IP 8800 delivers a 50% increase in Layer 7 throughput and doubles SSL and compression throughput. Based on published reports, the BIG-IP 8800 is more than twice as fast as the nearest competing product in all three areas.

“Combined with the advanced capabilities of BIG-IP 9.4, the BIG-IP 8800 reduces total cost of ownership while delivering performance and broad functionality to meet the most demanding needs of enterprise customers and internet service providers. Feedback from extended beta-tests with more than two dozen customers has been very positive, and we are confident the BIG-IP 8800 will enable us to penetrate new accounts and quickly become the new high-end standard for many of our existing customers,” McAdam said.
Along with its solid gains in revenue and income, F5 continued to strengthen its balance sheet during the first quarter. Reflecting the strong growth of its services business, deferred revenue increased 14% to $68.7 million at quarter end. Cash flow from operations was $46.8 million, and the company ended the quarter with $545 million in cash and investments.
For the current quarter, ending March 31, 2007, McAdam said management has set a target range of $124 million to $126 million in revenue with an earnings target of $0.44 to $0.46 per diluted share.
About F5 Networks
F5 Networks is the global leader in Application Delivery Networking. F5 provides solutions that make applications secure, fast and available for everyone, helping organizations get the most out of their investment. By adding intelligence and manageability into the network to offload applications, F5 optimizes applications and allows them to work faster and consume fewer resources. F5’s extensible architecture intelligently integrates application optimization, protects the application and the network, and delivers application reliability — all on one universal platform. Over 10,000 organizations and service providers worldwide trust F5 to keep their applications running. The company is headquartered in Seattle, Washington with offices worldwide. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, demand for application delivery networking and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: customer acceptance of our new traffic management, security, application delivery and WAN optimization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; and the unpredictability of F5’s sales cycle.
F5 has no duty to update any matters discussed in this press release. More information about potential risk factors that could affect F5’s business and financial results is included in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2006, and other public filings with the Securities and Exchange Commission.
###

F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2006	2006
Assets
Current assets
Cash and cash equivalents	$31,085	$37,746
Short-term investments	384,238	336,427
Accounts receivable, net of allowances of $3,056 and $2,858	67,246	62,750
Inventories	5,730	5,763
Deferred tax assets	4,943	4,682
Other current assets	14,166	15,607

Total current assets	507,408	462,975

Restricted cash	3,941	3,929
Property and equipment, net	29,951	29,951
Long-term investments	129,943	118,003
Deferred tax assets	20,108	18,657
Goodwill	81,701	81,701
Other assets, net	14,518	14,295

Total assets	$787,570	$729,511

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$12,879	$13,174
Accrued liabilities	41,094	31,583
Deferred revenue	61,156	54,880

Total current liabilities	115,129	99,637

Other long-term liabilities	8,385	7,976
Deferred revenue, long-term	7,512	5,440

Total long-term liabilities	15,897	13,416

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 100,000 shares authorized, 41,118 and 40,778 shares issued and outstanding	539,220	521,791
Accumulated other comprehensive loss	(734)	(1,038)
Retained earnings	118,058	95,705

Total shareholders’ equity	656,544	616,458

Total liabilities and shareholders’ equity	$787,570	$729,511

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended	Three months ended
	December 31,	September 30,
	2006	2006
Net revenues
Products	$92,062	$86,320
Services	27,968	25,397

Total	120,030	111,717

Cost of net revenues
Products	19,216	17,716
Services	7,308	7,065

Total	26,524	24,781

Gross Profit	93,506	86,936

Operating expenses
Sales and marketing	39,055	35,087
Research and development	14,539	13,900
General and administrative	12,818	14,389

Total	66,412	63,376

Income from operations	27,094	23,560
Other income, net	6,431	5,825

Income before income taxes	33,525	29,385
Provision for income taxes	11,172	11,633

Net Income	$22,353	$17,752

Net income per share — basic	$0.54	$0.44

Weighted average shares — basic	41,031	40,724

Net income per share — diluted	$0.53	$0.43

Weighted average shares — diluted	42,318	41,645